UNITED STATES

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Staar Surgical Company

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Alcon Inc.

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www.alcon.com

Alcon released the following press release and investor discussion materials on November 4, 2025 related to the proposed acquisition of STAAR Surgical Company.

MEDIA RELEASE • COMMUNIQUE AUX MEDIAS • MEDIENMITTEILUNG

Alcon Releases Investor Discussion Materials Reinforcing Certain Value of Merger Proposal for STAAR Stockholders

GENEVA, November 4, 2025 – Alcon (SIX/NYSE: ALC), the global leader in eye care, today announced that it has filed an investor presentation in support of the proposed acquisition of STAAR Surgical Company (NASDAQ: STAA) with the U.S. Securities and Exchange Commission (SEC). Alcon plans to initiate outreach to STAAR stockholders and the presentation highlights key considerations for these discussions, including:

•	The proposed merger represents a premium that significantly exceeds the median premium of comparable MedTech transactions and offers certain value to STAAR stockholders.[1]

•	The Broadwood Partners-led opposition campaign is an attempt at a “silent takeover” of STAAR Surgical. Broadwood has proposed removing STAAR board members and installing its own slate of directors, all without offering any premium or alternative transaction to stockholders. This effort, in Alcon’s view, risks disenfranchising the broader stockholder base and undermining the value-maximizing opportunity currently on the table.

•	Alcon continues to urge the STAAR Board of Directors to accept its offer to amend the merger agreement to allow for an unencumbered go-shop period, which Alcon believes will give further assurance that the Alcon merger represents the best path forward for STAAR stockholders.

Alcon’s investor discussion materials are available through Alcon’s investor relations portal at https://investor.alcon.com/news-and-events/events-and-presentations/default.aspx.

Additional Information About the Merger and Where to Find It

This press release relates to the proposed transaction involving STAAR. In connection with the proposed transaction, STAAR has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including STAAR’s definitive proxy statement on Schedule 14A (the “Proxy Statement”), on September 16, 2025. The Proxy Statement was first sent to STAAR stockholders on September 16, 2025. This press release is not a substitute for the Proxy Statement or any other document that STAAR may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF STAAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting STAAR’s investor relations website, https://investors.staar.com.

1 Comparable transactions based on U.S. cash-only MedTech deals announced since 2015 with deal value above $500 million.

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No Offer or Solicitation

This press release is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participation in the Solicitation

Alcon and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.

Information about the directors and executive officers of Alcon, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Alcon’s proxy statement for its 2025 Annual General Meeting, which was filed with the SEC on April 4, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1167379/000116737925000012/form6-kxagminvite2025.htm)  and Alcon’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, which was filed with the SEC on February 25, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001167379/000116737925000008/alc-20241231.htm).  Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and in other documents filed by STAAR with the SEC.  Investors should read the Proxy Statement carefully before making any voting decisions.  You may obtain free copies of these documents using the sources indicated above.  Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

The information covered by this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in this press release that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Alcon merger agreement or could cause the consummation of the proposed transaction to be delayed or to fail to occur; (2) the failure to obtain approval of the proposed transaction from STAAR’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from STAAR’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of STAAR to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of STAAR to meet expectations regarding the timing and completion of the transaction; (7) the outcome of any legal proceedings that may be instituted against STAAR related to the proposed transaction; (8) the possibility that STAAR’s stock price may decline significantly if the proposed transaction is not consummated; and (9) other important factors set forth in the Proxy Statement under the caption “Risk Factors” and STAAR’s Annual Report on Form 10-K for the year ended December 27, 2024 under the caption “Risk Factors,” as any such factors may be updated from time to time in STAAR’s other filings with the SEC.

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Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, neither Alcon nor STAAR undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Alcon

Alcon helps people see brilliantly. As the global leader in eye care with a heritage spanning over 75 years, we offer the broadest portfolio of products to enhance sight and improve people’s lives. Our Surgical and Vision Care products touch the lives of more than 260 million people in over 140 countries each year living with conditions like cataracts, glaucoma, retinal diseases and refractive errors. Our more than 25,000 associates are enhancing the quality of life through innovative products, partnerships with Eye Care Professionals and programs that advance access to quality eye care. Learn more at www.alcon.com.

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Alcon’s Perspective on STAAR Acquisition November 2025

2 Disclaimer Additional Information About the Merger and Where to Find It This presentation relates to the proposed transaction involving STAAR. In connection with the proposed transaction, STAAR has fi led relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including STAAR’s definitive proxy statement on Schedule 14A (the “Proxy Statement”), on September 16, 2025. The Prox y S tatement was first sent to STAAR stockholders on September 16, 2025. This presentation is not a substitute for the Proxy Statement or any other document that STAAR may file with the SEC or send to it s s tockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF STAAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTA NT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www .se c.gov, or by visiting STAAR’s investor relations website, https://investors.staar.com. No Offer or Solicitation This presentation is for informational purposes only and is not intended to and does not constitute, or form part of, an offe r, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pur suant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Participation in the Solicitation Alcon and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in res pect of the proposed transaction. Information about the directors and executive officers of Alcon, including a description of their direct or indirect interests, by security holdings or otherwise, is set f ort h in Alcon’s proxy statement for its 2025 Annual General Meeting, which was filed with the SEC on April 4, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1167379/000116737925000012/form6 - kxagmin vite2025.htm) and Alcon’s Annual Report on Form 20 - F for the fiscal year ended December 31, 2024, which was filed with the SEC on February 25, 2025 (and which is available at https://www.sec.gov/ix? doc =/Archives/edgar/data/0001167379/000116737925000008/alc - 20241231.htm). Other information regarding the participants in the proxy solicitations and a description of their direct and indirect intere sts , by security holdings or otherwise, is set forth in the Proxy Statement and in other documents filed by STAAR with the SEC. Investors should read the Proxy Statement carefully before making any voting decision s. You may obtain free copies of these documents using the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and ind ire ct interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Forward - Looking Statements The information covered by this presentation contains forward - looking statements within the meaning of the Private Securities Li tigation Reform Act of 1995. Forward - looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in this presentation that are not statements of historical fact are forward - looking statements. These forward - looking statements are neither promises nor guarantees and involve known and unknown risks, uncertaint ies and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward - looking statements, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Alcon merger agreement or could cause the consummation of the proposed transaction to be delayed or to fail to occur; (2) the failure to obtain approval of the proposed transaction from STAAR’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to sati sfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from STAAR’s ongoing business op era tions due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of STAAR to retain and hire key personnel and maintain relationships with its customers, sup pliers and others with whom it does business, or on its operating results and business generally; (6) the ability of STAAR to meet expectations regarding the timing and completion of the transaction; (7) th e outcome of any legal proceedings that may be instituted against STAAR related to the proposed transaction; (8) the possibility that STAAR’s stock price may decline significantly if the proposed transaction is n ot consummated; and (9) other important factors set forth in the Proxy Statement under the caption “Risk Factors” and STAAR’s Annual Report on Form 10 - K for the year ended December 27, 2024 under the caption “Risk F actors,” as any such factors may be updated from time to time in STAAR’s other filings with the SEC. Forward - looking statements speak only as of the date they are made and, except as may be required under applicable law, neither Alcon nor STAAR undertakes any obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise.

3 Summary 1. Alcon estimates 2. STAAR Investor Presentation, March 2024; Growth estimate based on 2023 actual and $525m (midpoint of $500 - 550m guidance for 2026 ) 3. STAAR Management Presentation: Alcon Merger Maximizes Value for Stockholders of STAAR Surgical – September 2025 4. Federal Reserve Economic Data, Federal Reserve Bank of St. Louis; Mid - year update: Five surprises from China’s consumer market 5. Alcon estimates – based on STAAR revenue release October 20, 2025 ▪ Despite STAAR being in play since July 2024, Alcon remains the only interested buyer 3 ▪ Alcon has recommended a 45 - day go - shop period without matching rights or break - up fee if an alternative proposal materializes ▪ Ability for existing stockholders to realize standalone value consistent with Alcon's offer is highly unlikely 1 STAAR does not have the scale or resources to be a profitable, high - growth standalone company 1 Alcon, as the global leader in eye care, is best suited to maximize the value of EVO ICL ▪ Business fundamentals have materially changed since Alcon's initial offer in October 2024 and the adjustment in value is appropriate given true product demand. The market made that adjustment correctly , and absent the proposed merger shareholders should expect the stock to return to that value indefinitely 1 o Company reduced its sales guidance from a 2023 - 26 CAGR of 15 - 20% 2 to an anemic 2% 3 o China consumer confidence has dropped and remained depressed since 2022 4 o Competitive environment in China expected to intensify with new entrants 3 o Cutting costs is expected to stunt growth, not accelerate 1 o Q3 2025 growth does not indicate a material change from recent lackluster performance 5

4 Current valuation reflects reality Activist stockholders a re engineering a silent takeover Merger is best option for stockholders

5 Downward correction in valuation, rebasing off STAAR’s underlying performance, is reflected in both Alcon’s offer and the market … 213 270 319 525 525 562 601 643 688 2021 22 23 338 338 24e 25e 26e 27f 28f 29f 30f +18% 1. STAAR Management Presentation: Alcon Merger Maximizes Value for Stockholders of STAAR Surgical – September 2025 2. STAAR Investor Presentation, March 2024; $525m in 2026e taken as midpoint of $500 - 550m range 3. Illustrative: assumes 7% CAGR growth off of STAAR 2026 guidance Actual 1 “Vision 2026” STAAR 2 Illustrative forecast @ 7% 3 Prior Guidance STAAR ICL Sales – Q1 2024 , $m Actual 1 STAAR Latest Forcast 1 Current Guidance STAAR ICL Sales – Q3 2025 , $m 213 270 319 525 525 688 313 313 260 340 364 389 417 446 2021 22 23 338 338 24 25e 26e 27f 28f 29f 30f - 242 +2% Q4’24 price: ~$35 (basis for Alcon offer of $55/share) Q2’25 price: ~$17 (basis for Alcon $28/share offer) Illustrative forecast @ 7% 3

6 … and the market correctly re - valued the company with minimal volatility in the 90 days preceding Alcon’s offer 1 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 Media outlets publish articles indicating potential Alcon acquisition of STAAR STAAR highlights “softened” macroeconomic environment, especially in China 3 STAAR discloses elevated China inventory and limited expected revenue from China in 1H ‘25 3 Alcon and STAAR announce proposed merger at $28 / share in cash 2024 2025 1 3 4 1 1 v 1 2 v 3 4 2 Median price target post Q1’25 earnings: ~$19 / share Alcon offer 1. Alcon estimates 2. S&P CapitalIQ 3. STAAR Earnings Calls, Q3 2024 and Q4 2024 STAAR Stock Price 2 $ /share

7 China growth projections have corrected to reflect an underlying reality that’s dramatically lower than previously forecasted 107 148 186 2021 22 23 24e 25e 26e ~ 205 ~ 246 ~ 295 +17% 107 148 186 161 91 160 2021 22 23 24 25e 26e - 5% 1. STAAR Press Release, dated Feb 26, 2024, titled STAAR Surgical Reports 4 th Quarter and Fiscal Year 2023 Results 2. STAAR Investor Presentation, March 2024; 2024 based on 10% China sales growth guidance and ~20% estimate for 2025 and 2026 3. STAAR Management Presentation: Alcon Merger Maximizes Value for Stockholders of STAAR Surgical – September 2025 Inventory buildup Inventory bleed down Prior Guidance China ICL sales | Q1 2024 1,2 , $m Current Guidance China ICL Sales | Q3 2025 3 , $m 2026 estimate reflects true demand (i.e., not a temporary dislocation from inventory issues)

8 Headwinds in China are structural and not transitory (1 of 3) Independent forecasts from expert sources indicate refractive procedures in China are in a slowdown with modest future growth prospects IQVIA Refractive Procedures in China 1 Procedures, 000s 1. IQVIA 2. Market Scope 2025 Global Refractive Report 3. STAAR Management Presentation: Alcon Merger Maximizes Value for Stockholders of STAAR Surgical – September 2025 822 1,180 238 215 LTM Q2 - 24 768 1,050 158 202 LTM Q2 - 25 LASIK SMILE PRK ICL 2,455 2,179 - 11% - 6% - 33% - 6% - 11% ▪ Total refractive procedures in China down LTM Q2 - 2025 vs. LTM Q2 - 2024, across all procedure types (IQVIA data 1 ) ▪ STAAR believes “China procedure volumes were positive year - over - year in 1Q25, softened during 2Q25, and have not improved so far in 3Q25” 3 ▪ Market Scope China forecast through 2030 ~6% CAGR 2 Market Scope China Refractive Forecast 2 CAGR ’25 - ’30, % 2% pa 6% pa 2% pa

9 Headwinds in China are structural and not transitory (2 of 3) Consumer confidence hasn’t meaningfully improved since bottoming out in 2022 65 130 2020 2022 2024 2026 100 China Composite Consumer Confidence Index 1 1. Federal Reserve Economic Data, Federal Reserve Bank of St. Louis ; Mid - year update: Five surprises from China’s consumer market Despite the return of growth in several sectors, China’s Consumer Confidence Index (CCI) remains near historic lows and has only gradually been recovering. Concerns about employment, economic stability, and especially the ongoing property downturn are still top of mind. McKinsey & Co, Aug 2025 “ “

10 Headwinds in China are structural and not transitory (3 of 3) 1 Competition in China is quickly increasing in what was a historically 1 - player market China - focused Ex - China IPCL v2.0 EYECRYL ARTISAN MPL VISION PRO PRL LOONG CRYSTAL Product(s) NA NA NA Clinical testing in China NMPA approval pending NMPA approval in 2020; next - gen pending NMPA approval in 2025 China Approval LATAM, South America, EMEA, APAC, Australia; and Japan (2025) South America, EMEA, APAC US, LATAM, South America, EMEA, APAC, and Australia CE - marked TBD NA NA Other Markets Key consideration China’s Green Channel regulatory pathway expedites registration for certain medical devices, leading to more local entrants and a rapidly evolving landscape 1. STAAR Management Presentation: Alcon Merger Maximizes Value for Stockholders of STAAR Surgical – September 2025

Scaling globally outside China has been (and will likely remain) a challenge for STAAR …

Partnering with a strategic is the only viable path to accessing profitable growth[1]

"Go it alone"

- **Untenable global cost** structure, limited direct operations (7 markets)
- Over-indexed **risk** in China with slow inroads ex-China (e.g., US)
- Pipeline innovation that:
  - **Hasn't been productive** in overcoming stalled penetration into myopia[2] (nor providing a path to "break-through" ICLs that could change that trajectory)
  - Is **constrained** by STAAR's P&L and narrow ICL expertise
  - Has been **outpaced** by adjacent segments (e.g., LASIK)

"Partner with a strategic"

- Immediate synergies from **existing global scale** (56 direct markets)
- Immediate access to **established customer base** (e.g., US)
- **Clear path to "breakthrough innovation"** pairing EVO with best-in-class optical designs and Alcon expertise
  - World-class expertise across technical domains (e.g., optics)
  - Proven track record of developing / launching innovation

Alcon

1. Alcon estimates
2. From STAAR Sep 2025 "Alcon Merger Maximizes Value for Stockholders of STAAR Surgical" showing -9.8D average diopter in '20 to -9.4D in '24

11

12 … and recent cost - cutting activities are more likely to stall sales growth than to accelerate it 1. Forbes, 02 Feb 2024, Shannon Power, https://www.forbes.com/councils/forbesfinancecouncil/2024/02/02/you - cant - cost - cut - your - way - t o - growth/ 2. STAAR Q2 2025 Earnings Call, August 2025 23.6 2Q24 21.0 2Q25 G&A - 11% 11.9 2Q24 10.3 2Q25 R&D - 13% Q2 2025 expense 2 $m "You Can’t Cost Cut Your Way To Growth 1 ” “Q2 year - over - year decrease is due to lower marketing, promotional and advertising activities …” 2 31.0 2Q24 26.3 2Q25 S&M - 15%

STAAR's Q3'25 performance does not provide any indication that a corner is being turned[1]

STAAR Q3 YoY Financial Performance, $m


Q3'24
Q3'25[1]
Excludes $25.9m in Q4 '24 revenue recognized in Q3 '25
-22%
89
69
Net Sales

- Q3 represents the first quarter that is mostly clear of China inventory issues
- Excluding ICL shipment from Dec 2024 that was recognized in Q3, revenue is down double digits year-over-year in Q3
- STAAR believes China procedural volumes for EVO ICLs are essentially flat year to date – positive year over year in Q1'25, softened during Q2'25, and have not improved so far in Q3'25[2]
- STAAR does not expect to be profitable FY'25 despite aggressive cost savings initiatives implemented to align STAAR's cost structure with sales[2]

Alcon

1. Q3'25 results exclude revenue associated with the previously disclosed Dec 2024 ICL shipment that was recognized Q3'25
2. STAAR Management Presentation: Alcon Merger Maximizes Value for Stockholders of STAAR Surgical – September 2025

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14 Current valuation reflects reality Activist stockholders a re engineering a silent takeover Merger is best option for stockholders

15 Activist stockholders are engineering a silent takeover of STAAR without paying any premium 1 1. Alcon estimates 2. S&P CapitalIQ : Broadwood Capital, Inc.| Activist Profile 3. As shown in Schedule 13D filed with the SEC on September 22, 2025 4. As shown in Schedule 13D/A filed with the SEC on November 3, 2025 Broadwood is a serial activist investor with 10+ activist campaigns launched since 2019 2 In latest campaign, Broadwood has polluted the proposed merger between STAAR and Alcon by lobbying interested parties with hyperbole about the transaction value, process and (nonexistent) BoD conflicts Yunqi Capital Via 27% stake, Broadwood has significant influence over any proposed strategic transactions requiring a stockholder vote – yet has held its position for 20+ years. Stockholders should not expect any transaction to meet Broadwood’s woefully misguided and uninformed thesis of value If proposed merger is unsuccessful and the stock returns to pre - merger levels, Broadwood has a path to seize control of STAAR without paying any premium , rebasing its investment at the expense of other existing stockholders Shortly after transaction announced, Yunqi Capital sold its entire holding in STAAR at ~$27 / share 3 Over the balance of August, Yunqi has bought back a larger stake (~5% 4 ) in STAAR at ~$28 / share – a perplexing decision for a supposedly sophisticated investor given transaction risk On October 22, 2025, Broadwood issued a press release stating that it had notified the STAAR Board of its intention to call a Special Meeting of shareholders for the purpose of replacing several directors (presumably with replacements who share Broadwood’s philosophy and potential takeover strategy) On October 31, 2025, Yunqi issued a press release stating that it had notified the STAAR Board of the need to change the composition of the Board and presenting Yunqi’s own Christopher M. Wang as a Board candidate Example: ▪ Broadwood asserted a potential conflict of interest by STAAR Chairman Dr. Yeu – a widely respected eyecare expert and former president of the American Society of Cataract and Refractive Surgery ▪ Dr. Yeu’s consulting activity across many companies (incl. J&J, B&L and Zeiss) is public record, is evidence of her expertise, and was known when Broadwood voted for her as a Director ▪ In Aug ’25 STAAR BoD rightfully determined no conflict existed

Broadwood Capital's history as an activist leads to underwhelming returns[1] – potentially explaining its desire to rebase STAAR

Frequently holds positions for a long period; 3 / 6 current positions have been held for 15+ years

All companies that have become activist targets of Broadwood have underperformed the S&P 500 since Broadwood's initial investment[2]

Company	Investment duration *(years)*	TSR[2] relative to S&P500
STAAR	21.1	(105%)
Lineage / BioTime	21.6	(815%)
Comarco	11.3	Company Liquidated
IMDX / Oncocyte	9.8	(395%)
Asterias	4.0	(130%)

Source: FactSet, public filings; market data as of October 28, 2025

1. Broadwood's investment returns are not public
2. Investment Duration and Total Shareholder Return are calculated from (1) entry date as the earliest quarter-end in which Broadwood Capital, Inc. or Broadwood Partners, L.P. reported holdings via SEC Form 13F and (2) exit date as either the quarter-end in which Broadwood Capital, Inc. or Broadwood Partners, L.P. reported an exit via SEC Form 13F filings or the end of public trading for the Company

Alcon
16

17 Current valuation reflects reality Activist stockholders a re engineering a silent takeover Merger is best option for stockholders

18 Proposed Alcon transaction represents an attractive premium across multiple measures ALC Offer 90 - Day VWAP 1 $ 28 $ 18 ALC Offer Median Comp Transaction 3 51% 26% ALC Offer Median Sellside Target 2 $ 19 $ 28 59% premium to 90 - Day VWAP 47% premium to Median Price Target 2x Median Premium Paid Source: Bloomberg, public filings 1. Based on 90 - day VWAP for period ending August 4, 2025, which was the day before announcement. 2. Based on available brokers with current price targets as of August 1, 2025. 3. Comparable transactions based on U.S. cash - only MedTech deals announced since 2015 with deal value above $500mm. Transaction represents significant premium to STAAR stock price and is higher than precedent transactions:

19 Proposed Alcon transaction is at the high end of comparable ophthalmology transactions 4.9 6.0 3.5 3.7 3.9 5.4 Target Acquirer Date AV ($Bn) AV / LTM Sales Fwd Sales Growth Dec ‘23 Jul ‘21 Apr ‘19 Sep ‘16 Jul ‘16 1.17 0.3 0.5 4.3 0.5 4.9x 6.0x 3.5x 3.7x 3.9x Average 4.4x 10%+ 15%+ 10%+ ~5% ~8% Transaction value as multiple of LTM sales TBD 1.5 5.4x Mid - single digits Source: Public Filings, CapIQ

20 Proposed merger supported by expert independent analyst community covering the Company

21 Alcon is confident that no higher offer exists Alcon encourages the STAAR Board of Directors to adopt a “go - shop” period to put aside any doubts that a higher offer exists ▪ Given the niche nature of ICLs, the high concentration of sales in China, and the long - term headwinds facing STAAR, no other strategic or financial buyer exists who, in the foreseeable future, would pay more than $28 per share ▪ Alcon is so confident that it has taken the unusual step to encourage the STAAR board to run an unencumbered go - shop process where Alcon will waive its matching rights and forgo any break - up fee if a superior proposal materializes No Competing Proposals over past decade ▪ As STAAR has disclosed, other than Alcon, no potential buyer has made an offer to purchase STAAR in the past decade

22 1. Alcon estimates STAAR doesn't have the scale or resources to be a profitable, high - growth standalone company Business fundamentals have materially changed since Alcon's initial offer in October 2024 and the adjustment in value is appropriate given true product demand – the market made that adjustment correctly Alcon, as the global leader in eye care, is best suited to maximize the value of this product – which is reflected in the premium offered Alcon is only acquiror to make an offer in the past decade; proposed “go - shop” period is expected to confirm Ability for existing stockholders to realize value consistent with Alcon's offer is highly uncertain Proposed Alcon transaction is in the best interest of STAAR and its stockholders 1